RumbleOn, Inc. Announces Closing of $30 Million
Convertible Notes Private Offering

DALLAS, TX, May 14, 2019 (GLOBE NEWSWIRE) – RumbleOn, Inc. (NASDAQ: RMBL) today announced the closing of its previously announced offering of $30 million aggregate principal amount of 6.75% convertible senior notes due 2024 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”) (the "note offering").

JMP Securities LLC acted as sole book-running manager for the note offering. National Securities Corporation, a wholly-owned subsidiary of National Holdings Corporation (NasdaqCM: NHLD), and Craig-Hallum Capital Group LLC acted as the Company’s financial advisors for the note offering.

The aggregate net proceeds from the note offering were approximately $27.3 million, after deducting the initial purchaser’s discounts and commissions and estimated offering expenses.

The notes are senior unsecured obligations of RumbleOn, and interest of 6.75% per year will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2019. The notes will mature on May 1, 2024 unless repurchased, redeemed or converted in accordance with their terms prior to such date.

RumbleOn intends to use approximately $11.1 million of the net proceeds from the note offering to refinance certain outstanding restrictive indebtedness and the remainder for other general corporate purposes, which may include increased spending on marketing and advertising, and expenditures necessary to grow the business. Pending these uses, RumbleOn may invest the net proceeds in short-term interest-bearing investment grade instruments.

RumbleOn also announced that its previously announced private placement, pursuant to Regulation D under the Act, of 1,900,000 shares of its Class B Common Stock (the “Class B Common Stock”) at a price of $5.00 per share (the "PIPE offering”) is expected to close on May 15, 2019, subject to customary closing conditions, and is expected to result in aggregate net proceeds of approximately $8.8 million, after deducting placement agent fees and estimated offering expenses.

Akerman LLP acted as legal counsel to RumbleOn, and McGuireWoods LLP and Goodwin Procter LLP each acted as legal counsel to JMP Securities LLC.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About RumbleOn, Inc.

RumbleOn (NASDAQ: RMBL) is an innovative e-commerce company whose mission is to simplify how dealers and customers buy, sell, trade, or finance pre-owned vehicles through one online location. Leveraging its capital-light network of 17 regional partnerships and innovative technological solutions, RumbleOn is disrupting the old-school pre-owned vehicle supply chain by providing users with the most efficient, timely and transparent transaction experience. For additional information, please visit RumbleOn’s website at www.RumbleOn.com. Also visit the Company on Facebook, LinkedIn, Twitter, Instagram, YouTube and Pinterest.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether RumbleOn will be able to consummate the PIPE offering, the satisfaction of customary closing conditions with respect to the PIPE offering, and the anticipated use of net proceeds of the note offering and PIPE offering, which could change as a result of market conditions or for other reasons. Forward-looking statements may be identified by the use of the words “may,” “will,” “expect,” “intend,” and other similar expressions. These forward-looking statements are based on estimates and assumptions by RumbleOn’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. Actual results may differ materially from those anticipated or predicted by RumbleOn’s forward-looking statements. All forward-looking statements are subject to other risks detailed in RumbleOn’s Annual Report on Form 10-K for the year ended December 31, 2018 and the risks discussed in RumbleOn’s other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and RumbleOn undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by applicable law.

Investor Relations:

The Blueshirt Group
Whitney Kukulka
investors@rumbleon.com

Press Contact

RumbleOn
Martin McBride
Martin@rumbleon.com

Source: RumbleOn, Inc.